                                                                    EXHIBIT 4.12


--------------------------------------------------------------------------------



                            INTERCREDITOR AGREEMENT

                                  Dated as of

                               December 23, 1997

                                     AMONG

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION
                         not in its individual capacity
                        but solely as Trustee under the
                  United Airlines 1997-1A Pass Through Trust,
                  United Airlines 1997-1B Pass Through Trust,
                   United Airlines 1997-1C Pass Through Trust
                                      and
                   United Airlines 1997-1D Pass Through Trust

                        KREDITANSTALT FUR WIEDERAUFBAU,
                     as Class A Primary Liquidity Provider
                                      and
                      Class B Primary Liquidity Provider,

                       CREDIT SUISSE FINANCIAL PRODUCTS,
                    as Class A Above-Cap Liquidity Provider
                                      and
                      Class B Above-Cap Liquidity Provider

                                      AND

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION
                     not in its individual capacity except
                       as expressly set forth herein but
                   solely as Subordination Agent and Trustee


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                        ARTICLE I

                                                       DEFINITIONS

Section 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                        ARTICLE II

                                            TRUST ACCOUNTS; CONTROLLING PARTY

Section 2.1      Agreement to Terms of Subordination; Payments
                    from Monies Received Only . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.2      Trust Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 2.3      Deposits to the Collection Account
                    and Special Payments Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 2.4      Distributions of Special Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 2.5      Designated Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 2.6      Controlling Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                       ARTICLE III

                                         RECEIPT, DISTRIBUTION AND APPLICATION OF
                                                      AMOUNTS RECEIVED

Section 3.1      Written Notice of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 3.2      Distribution of Amounts on Deposit in the Collection Account . . . . . . . . . . . . . . . . . . . .  33
Section 3.3      Distribution of Amounts on Deposit Following a Triggering Event  . . . . . . . . . . . . . . . . . .  35
Section 3.4      Other Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.5      Payments to the Trustee and the Primary Liquidity Providers  . . . . . . . . . . . . . . . . . . . .  37
Section 3.6      Liquidity Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                        ARTICLE IV

                                                   EXERCISE OF REMEDIES

Section 4.1      Directions from the Controlling Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 4.2      Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 4.3      Discontinuance of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 4.4      Right of Certificateholders to Receive Payments Not to Be Impaired . . . . . . . . . . . . . . . . .  47
Section 4.5      Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                        ARTICLE V

                                            DUTIES OF THE SUBORDINATION AGENT;
                                               AGREEMENTS OF TRUSTEES, ETC.

Section 5.1      Notice of Indenture Default or Triggering Event  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 5.2      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 5.3      No Duties Except as Specified in Intercreditor Agreement . . . . . . . . . . . . . . . . . . . . . .  48
Section 5.4      Notice from the Liquidity Providers and Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                        ARTICLE VI

                                                 THE SUBORDINATION AGENT

Section 6.1      Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 6.2      Absence of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 6.3      No Representations or Warranties as to Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 6.4      No Segregation of Monies; No Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 6.5      Reliance; Agents; Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 6.6      Capacity in Which Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 6.7      Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 6.8      May Become Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 6.9      Subordination Agent Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 6.10     Money to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                       ARTICLE VII

                                                        [Reserved]

                                                       ARTICLE VIII

                                              SUCCESSOR SUBORDINATION AGENT

Section 8.1      Replacement of Subordination Agent; Appointment of Successor . . . . . . . . . . . . . . . . . . . .  51

                                                        ARTICLE IX

                                                SUPPLEMENTS AND AMENDMENTS

Section 9.1      Amendments, Waivers, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 9.2      Subordination Agent Protected. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 9.3      Effect of Supplemental Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 9.4      Copy to Rating Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE X

                                                      MISCELLANEOUS

Section 10.1     Termination of Intercreditor Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 10.2     Intercreditor Agreement for Benefit of Trustee, Liquidity Providers
                    and Subordination Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 10.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 10.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 10.5     No Oral Modifications or Continuing Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 10.6     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 10.7     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 10.8     Counterpart Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 10.9     Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 10.10    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 10.11    Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Indemnity  . . . . . . . . . . . . . . .  57
Section 10.12    Obligations of CSFP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

Schedule 1       Indentures
Schedule 2       Note Purchase Agreement

                            INTERCREDITOR AGREEMENT

                 INTERCREDITOR AGREEMENT, dated as of December 23, 1997, among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not in its individual capacity but solely as Trustee of each Trust (each as defined below), KREDITANSTALT FUR WIEDERAUFBAU, a corporation organized under the public law of the Federal Republic of Germany ("KfW"), as the primary liquidity provider, Credit Suisse Financial Products ("CSFP"), an unlimited company incorporated in England and an authorized institution under the Banking Act of 1987 of the United Kingdom, as the above-cap liquidity provider, and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent hereunder (in such capacity, together with any successor appointed pursuant to Article VIII, the "Subordination Agent").

                 WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings referred to in Article I;

                 WHEREAS, pursuant to each Indenture (i) with respect to the two Boeing 747-422 aircraft, four Airbus A320-232 aircraft, three Boeing 777-222 aircraft and one Boeing 777-222IGW aircraft owned by United (the "Owned Aircraft"), United proposes to issue on a recourse basis three series of Equipment Notes (and, pursuant to the related Indenture, may in the future issue on a recourse basis a fourth series of Equipment Notes) either to finance the Owned Aircraft or refinance its current indebtedness originally incurred to finance the Owned Aircraft and (ii) with respect to the four Boeing 737-322 aircraft that have been leased to United pursuant to the related Lease (collectively, the "Leased Aircraft"), the related Owner Trustees propose to issue on a nonrecourse basis four series of Equipment Notes to refinance the current indebtedness of such Owner Trustees originally incurred to finance the purchase of the Leased Aircraft;

                 WHEREAS, pursuant to the Note Purchase Agreement, each Trust will acquire those Equipment Notes having an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust;

                 WHEREAS, pursuant to each Trust Agreement executed and delivered from time to time, the Trust created thereby proposes to issue a single class of Certificates (a "Class"), designated as either Class A Certificates, Class B Certificates, Class C Certificates or Class D Certificates, bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

                 WHEREAS, pursuant to the Purchase Agreement, on the Closing Date the Initial Purchasers propose to purchase the Class A Certificates issued by the Class A Trust in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto;

                 WHEREAS, on the Closing Date (i) pursuant to the Class B Certificate Purchase Agreement and the Class C Certificate Purchase Agreement, KfW proposes to purchase the Class B Certificates and the Class C Certificates, respectively, issued by the related Trust and (ii) pursuant to the Class D Certificate Purchase Agreement, United proposes to purchase the Class D Certificates issued by the Class D Trust, in each case in the aggregate amount set forth therein;

                 WHEREAS, the Class A Primary Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class A Certificates, the Class B Primary Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class B Certificates, the Class A Above-Cap Liquidity Provider proposes to enter into irrevocable interest rate cap agreements relating to the Class A Certificates and the Class B Above-Cap Liquidity Provider proposes to enter into irrevocable interest rate cap agreements relating to the Class B Certificates (each, a "Liquidity Facility"), in each case with the Subordination Agent, as agent for the Trustee of the Class A Trust or the Class B Trust, as applicable, for the benefit of the Certificateholders of each such Trust; and

                 WHEREAS, it is a condition precedent to the obligations of the Initial Purchasers under the Purchase Agreement that the Subordination Agent, the Trustee and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustee and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms used herein that are defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

                 (b) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

                 (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                 (d) the term "including" means "including without limitation".

                 "Above-Cap Liquidity Facility" the Class A Above-Cap Liquidity Facility or the Class B Above-Cap Liquidity Facility, as applicable.

                 "Above-Cap Liquidity Provider" means the Class A Above-Cap Liquidity Provider and/or the Class B Above- Cap Liquidity Provider, as applicable.

                 "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, the declaration of such amounts to be immediately due and payable. "Accelerate," "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

                 "Additional Payment" means a payment of Make-Whole Amount and/or Break Amount, if any.

                 "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust or Trusts of the same Class on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the greater of:

                       (A) the difference between (x) the Pool Balance of such Certificates as of the preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust or Trusts has been paid in full and such payments have been distributed to the holders of such Certificates and (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates; and

                       (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the preceding Distribution Date, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

                 provided, however, that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

                 "Advance" means, with respect to any Primary Liquidity Facility, any Advance as defined in such Primary Liquidity Facility.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

                 "Aircraft" means, with respect to each Indenture, the "Aircraft" referred to therein.

                 "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

                 "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three Appraisals of such Aircraft.

                 "Appraisers" means Aircraft Information Services, Inc., BK Associates, Inc. and AvSolutions Inc.

                 "Available Amount" means, with respect to any Primary Liquidity Facility on any drawing date, an amount equal to (a) the Maximum Commitment Amount of such Primary Liquidity Facility, less (b) the amount of each LP Interest Drawing honored by the Primary Liquidity Provider under such Primary Liquidity Facility on or prior to such date that has not been reimbursed or reinstated as of such date; provided, however, that, following a Downgrade Drawing or a Final Drawing under such Primary Liquidity Facility, the Available Amount of such Primary Liquidity Facility shall be zero.

                 "Bankruptcy Code" has the meaning assigned to such term in the definition of "Performing Equipment Note" in this Section 1.1.

                 "Basic Pass Through Trust Agreement" with respect to any
         Trust, means the Pass Through Trust Agreement, dated as of December
         23, 1997, between United and FSB,
         as the same may from time to time be supplemented, amended or modified, but does not include any Trust Supplement.

                 "Break Amount" shall have the meaning set forth in the Indentures.

                 "Business Day" means any day (i) other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, Frankfurt, Germany or the city and state in which the Trustee, the Subordination Agent or any Indenture Trustee maintains its Corporate Trust Office or receives and disburses funds, and (ii) on which dealings are carried on in the London interbank market.

                 "Cash Collateral Account" means the Class A Cash Collateral Account, the Class A Above-Cap Account, the Class B Cash Collateral Account or the Class B Above-Cap Account, as applicable.

                 "Certificate" means a Class A Certificate, a Class B Certificate, a Class C Certificate or a Class D Certificate, as applicable.

                 "Certificateholder" means any holder of one or more
         Certificates.

                 "Class" has the meaning assigned to such term in the preliminary statements to this Agreement.

                 "Class A Above-Cap Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts posted as collateral under the Class A Above-Cap Liquidity Facility pursuant to Section 3.6(d) shall be deposited.

                 "Class A Above-Cap Liquidity Facility" means, initially, the ISDA Master Agreement, dated as of December 23, 1997, between the Subordination Agent, as agent of the Trustee, and the Class A Above-Cap Liquidity Provider, together with the Schedule, Collateral Support Annex and Confirmation attached thereto, relating to the Class A Certificates, and, from and after the replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class A Above-Cap Liquidity Provider" means CSFP, together with any Replacement Above-Cap Liquidity Provider or Replacement Above-Cap Liquidity Providers that have issued a Replacement Above-Cap Liquidity Facility to replace the Class A Above-Cap Liquidity Facility pursuant to Section 3.6(d) or 3.6(e).

                 "Class A Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Primary Liquidity Facility pursuant to Section 3.6(c) or 3.6(i) shall be deposited.

                 "Class A Certificateholder" means, at any time, any holder of one or more Class A Certificates.

                 "Class A Certificates" means the certificates issued by each Class A Trust, substantially in the form of Exhibit A to the related Class A Trust Agreement, and authenticated by the Trustee, representing fractional undivided interests in such Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of such Class A Trust Agreement.

                 "Class A Primary Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of December 23, 1997, between the Subordination Agent, as agent of the Trustee, and the Class A Primary Liquidity Provider relating to the Class A Certificates, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class A Primary Liquidity Provider" means KfW, together with any Replacement Primary Liquidity Provider or Replacement Primary Liquidity Providers that have issued a Replacement Primary Liquidity Facility to replace the Class A Primary Liquidity Facility pursuant to
         Section 3.6(c) or 3.6(e).

                 "Class A Trust" means United Airlines 1997-1A Pass Through Trust created and administered pursuant to the initial Class A Trust Agreement or any subsequent or additional United Airlines 1997-1A Pass Through Trust created and administered pursuant to any other Class A Trust Agreement from time to time in effect.

                 "Class A Trust Agreement" means (i) the Class A Trust Supplement, dated as of December 23, 1997, between United and FSB, together with the Basic Pass Through Trust Agreement, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) any subsequent or additional Trust Supplement which is designated and is to be treated as a Class A Trust Supplement and which, together with the Basic Pass Through Trust Agreement, creates a Class A Trust.

                 "Class A Trust Supplement" shall mean a Trust Supplement designated under the Basic Pass Through Trust Agreement as a Class A Trust Agreement.

                 "Class B Above-Cap Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the

         Subordination Agent if it shall so qualify, into which all amounts posted as collateral under the Class B Above-Cap Liquidity Facility pursuant to Section 3.6(d) shall be deposited.

                 "Class B Above-Cap Liquidity Facility" means, initially, the ISDA Master Agreement, dated as of December 23, 1997, between the Subordination Agent, as agent of the Trustee, and the Class B Above-Cap Liquidity Provider, together with the Schedule, Collateral Support Annex and Confirmation attached thereto, relating to the Class B Certificates, and, from and after the replacement of such ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class B Above-Cap Liquidity Provider" means CSFP, together with any Replacement Above-Cap Liquidity Provider or Replacement Above-Cap Liquidity Providers that have issued a Replacement Above-Cap Liquidity Facility to replace the Class B Above-Cap Liquidity Facility pursuant to Section 3.6(d) or 3.6(e).

                 "Class B Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Primary Liquidity Facility pursuant to Section 3.6(c) or 3.6(i) shall be deposited.

                 "Class B Certificateholder" means, at any time, any holder of one or more Class B Certificates.

                 "Class B Certificate Purchase Agreement" means the Class B Certificate Purchase Agreement, dated as of December 23, 1997, among the Trustee, United and KfW, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class B Certificates" means the certificates issued by each Class B Trust, substantially in the form of Exhibit A to the related Class B Trust Agreement, and authenticated by the Trustee, representing fractional undivided interests in such Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of such Class B Trust Agreement.

                 "Class B Primary Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of December 23, 1997, between the Subordination Agent, as agent of the Trustee, and the Class B Primary Liquidity Provider relating to the Class B Certificates, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class B Primary Liquidity Provider" means KfW, together with any Replacement Primary Liquidity Provider or Replacement Primary Liquidity Providers that have issued a Replacement Primary Liquidity Facility to replace the Class B Primary Liquidity Facility pursuant to
         Section 3.6(c) or 3.6(e).

                 "Class B Trust" means United Airlines 1997-1B Pass Through Trust created and administered pursuant to the initial Class B Trust Agreement or any subsequent or additional United Airlines 1997-1B Pass Through Trust created and administered pursuant to any other Class B Trust Agreement from time to time in effect.

                 "Class B Trust Agreement" means (i) the Class B Trust Supplement, dated as of December 23, 1997, between United and FSB, together with the Basic Pass Through Trust Agreement, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) any subsequent or additional Trust Supplement which is designated and is to be treated as a Class B Trust Supplement and which, together with the Basic Pass Through Trust Agreement, creates a Class B Trust.

                 "Class B Trust Supplement" shall mean a Trust Supplement designated under the Basic Pass Through Trust Agreement as a Class B Trust Agreement.

                 "Class C Certificateholder" means, at any time, any holder of one or more Class C Certificates.

                 "Class C Certificate Purchase Agreement" means the Class C Certificate Purchase Agreement, dated as of December 23, 1997, among the Trustee, United and KfW, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class C Certificates" means the certificates issued by each Class C Trust, substantially in the form of Exhibit A to the related Class C Trust Agreement, and authenticated by the Trustee, representing fractional undivided interests in such Class C Trust, and any certificates issued in exchange therefor or in replacement thereof pursuant to the terms of such Class C Trust Agreement.

                 "Class C Trust" means United Airlines 1997-1C Pass Through Trust created and administered pursuant to the initial Class C Trust Agreement or any subsequent or additional United Airlines 1997-1C Pass Through Trust created and administered pursuant to any other Class C Trust Agreement from time to time in effect.

                 "Class C Trust Agreement" means (i) the Class C Trust Supplement, dated as of December 23, 1997, between United and FSB, together with the Basic Pass Through Trust Agreement, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) any subsequent or additional Trust

         Supplement which is designated and is to be treated as a Class C Trust Supplement and which, together with the Basic Pass Through Trust Agreement, creates a Class C Trust.

                 "Class C Trust Supplement" shall mean a Trust Supplement designated under the Basic Pass Through Trust Agreement as a Class C Trust Agreement.

                 "Class D Certificateholder" means, at any time, any holder of one or more Class D Certificates.

                 "Class D Certificate Purchase Agreement" means the Class D Certificate Purchase Agreement, dated as of December 23, 1997, between the Trustee and United, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Class D Certificates" means the certificates issued by each Class D Trust, substantially in the form of Exhibit A to the related Class D Trust Agreement, and authenticated by the Trustee, representing fractional undivided interests in such Class D Trust, and any certificates issued in exchange therefor or in replacement thereof pursuant to the terms of such Class D Trust Agreement.

                 "Class D Trust" means United Airlines 1997-1D Pass Through Trust created and administered pursuant to the initial Class D Trust Agreement or any subsequent or additional United Airlines 1997-1D Pass Through Trust created and administered pursuant to any other Class D Trust Agreement from time to time in effect.

                 "Class D Trust Agreement" means (i) the Class D Trust Supplement, dated as of December 23, 1997, between United and FSB, together with the Basic Pass Through Trust Agreement, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) any subsequent or additional Trust Supplement which is designated and is to be treated as a Class D Trust Supplement and which, together with the Basic Pass Through Trust Agreement, creates a Class D Trust.

                 "Class D Trust Supplement" shall mean a Trust Supplement designated under the Basic Pass Through Trust Agreement as a Class D Trust Agreement.

                 "Closing Date" means December 23, 1997.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                 "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a) into and from which the Subordination Agent shall make deposits and withdrawals in accordance with this Agreement.

                 "Commitment Percentage" means, at the date of determination,
         (i) the commitment of each Primary Liquidity Provider, if more than one, as compared to the aggregate commitments of all Primary Liquidity Providers, stated as a percentage or (ii) the commitment of each Above-Cap Liquidity Provider, if more than one, as compared to the aggregate commitments of all Above-Cap Liquidity Providers, stated as a percentage.

                 "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

                 "Corporate Trust Office" means, with respect to the Trustee, the Subordination Agent or any Indenture Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

                 "CSFP" has the meaning assigned to such term in the recital of parties to this Agreement.

                 "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Expected Distributions or the Adjusted Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

                 "Deferral Period" means the period (a) commencing on the date of the first amendment, waiver, modification, exercise of remedies or other action of the type described in clauses (i) through (v) of the second sentence of Section 4.1(c), and (b) ending on the second anniversary of such date.

                 "Deficiency Amount" has the meaning assigned to such term in
         Section 3.6(a).

                 "Designated Representatives" means the Trustee Representatives and the LP Representatives identified under Section 2.5.

                 "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

                 "Dollars" means United States dollars.

                 "Downgrade Collateral" has the meaning assigned thereto in the Above-Cap Liquidity Facilities.

                 "Downgrade Drawing" has the meaning assigned to such term in
         Section 3.6(c).

                 "Downgraded Facility" has the meaning assigned to such term in
         Section 3.6(c).

                 "Drawing" means an Interest Drawing, a Final Drawing or a Downgrade Drawing, as the case may be.

                 "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least "A-3" or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided, however, that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account; and provided, further, that each institution at which any Eligible Deposit Account is maintained shall agree, for all purposes of the applicable Uniform Commercial Code ("UCC"), including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Subordination Agent shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) such institution shall comply with all entitlement orders issued by the Subordination Agent to the exclusion of any other Person and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of Illinois.

                 "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or the Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least "A-3" or its equivalent.

                 "Eligible Investments" means each of (i) obligations of, or guaranteed by, the United States Government, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least "P-1" or its equivalent by Moody's or at least "A-1" or its equivalent by Standard & Poor's, (iii) certificates of deposit, time deposits or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of "A" or its equivalent by Moody's or Standard & Poor's; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral; provided that all Eligible Investments held pursuant to this Agreement must be held in an Eligible Deposit Account.

                 "Equipment Notes" means, at any time, the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

                 "Expected Distributions" means, with respect to the Certificates of any Trust or Trusts of the same Class on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust or Trusts has been paid when due (whether at stated maturity or upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates. For purposes of calculating Expected Distributions, any Additional Payment paid on the Equipment Notes held in any Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

                 "Fee Letter" means the Fee Letter, dated December 23, 1997, among United, KfW and the Subordination Agent with respect to the Primary Liquidity Facilities.

                 "Final Distributions" means, with respect to the Certificates of any Trust or Trusts of the same Class on any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the preceding Distribution Date. For purposes of calculating Final Distributions, any Additional Payment paid on the Equipment Notes held in any Trust which has not been distributed to the Certificateholders of such Trust (other than such Additional Payment or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

                 "Final Drawing" has the meaning assigned to such term in
         Section 3.6(i).

                 "Final Maturity Date" for the Class A Certificates and the Class B Certificates means March 2, 2004 and for the Class C Certificates and Class D Certificates means December 2, 2002.

                 "FSB" has the meaning assigned to such term in the recital of parties to this Agreement.

                 "Indenture" means each of the Amended and Restated Trust Indentures and Security Agreements and the Trust Indentures and Security Agreements listed on Schedule 1 hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Indenture Default" means, with respect to any Indenture, any Indenture Event of Default (as such term is defined in such Indenture) thereunder.

                 "Indenture Estate" means, with respect to any Indenture, the "Indenture Estate" referred to therein.

                 "Indenture Trustee" means, with respect to any Indenture, the Indenture Trustee thereunder.

                 "Initial Purchasers" means Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Citicorp Securities, Inc., Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                 "Interest Drawing" has the meaning assigned to such term in
         Section 3.6(a).

                 "Interest Period" shall have the meaning set forth in the Indentures.

                 "Interest Period Available Amount" means, with respect to any Primary Liquidity Facility, at any time, the lesser of (i) the Interest Period Commitment at such time and (ii) the Available Amount at such time.

                 "Interest Period Commitment" means, with respect to any Primary Liquidity Facility, at any time, an amount equal to the Maximum Commitment Amount at such time multiplied by 1/6.

                 "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

                 "KfW" has the meaning assigned to such term in the recital of parties to this Agreement.

                 "Lease" means, with respect to the Indenture pertaining to each Leased Aircraft, the "Lease" referred to therein.

                 "Leased Aircraft" has the meaning assigned to such term in the preliminary statements to this Agreement.

                 "Leased Aircraft Participation Agreement" means, with respect to the Indenture pertaining to each Leased Aircraft, the "Participation Agreement" referred to therein.

                 "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, or security interest of any kind, including any arising under any conditional sales or other title retention agreement.

                 "Liquidity Event of Default," with respect to any Primary Liquidity Facility, has the meaning assigned to such term in such Primary Liquidity Facility.

                 "Liquidity Expenses" means, with respect to the Primary Liquidity Facilities, all Liquidity Obligations other than (i) the principal amount of any Drawings under the Primary Liquidity Facilities and (ii) any interest accrued on such Liquidity Obligations.

                 "Liquidity Facility" means, at any time, the Class A Primary Liquidity Facility, the Class A Above-Cap Liquidity Facility, the Class B Primary Liquidity Facility or the Class B Above-Cap Liquidity Facility, as applicable.

                 "Liquidity Obligations" means, with respect to the Primary Liquidity Facilities, all principal, interest, fees and other amounts owing to the Primary Liquidity Providers under the Primary Liquidity Facilities, the Note Purchase Agreement, the Participation Agreements and the Fee Letter.

                 "Liquidity Provider" means, at any time, the Primary Liquidity Provider or the Above-Cap Liquidity Provider, as applicable.

                 "LP Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b).

                 "LP Interest Drawing" means an Interest Drawing under any Primary Liquidity Facility.

                 "LP Representatives" has the meaning assigned to such term in
         Section 2.5(b).

                 "LTV Appraisals" has the meaning assigned to such term in
         Section 4.1(a).

                 "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                 "LTV Ratio" means for the Class A Certificates 46%, for the Class B Certificates 57%, for the Class C Certificates 68.3% and for the Class D Certificates 82.3%.

                 "Make-Whole Amount" shall have the meaning set forth in the Indentures.

                 "Maximum Commitment Amount" means, with respect to any Primary Liquidity Facility, the Commitment (as defined in such Primary Liquidity Facility).

                 "Moody's" means Moody's Investors Service, Inc.

                 "Non-Controlling Party" means, at any time, any Trustee or Liquidity Provider that is not the Controlling Party at such time.

                 "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

                 "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the date hereof, among United, each Owner Trustee, the Trustee, the Subordination Agent and each Indenture Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

                 "Operative Agreements" means this Agreement, the Liquidity Facilities, the Indentures, the Trust Agreements, the Purchase Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Class B Certificate Purchase Agreement, the Class C Certificate Purchase Agreement, the Class D Certificate Purchase Agreement, the Leases, the Participation Agreements, the Fee Letter, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

                 "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreements, except:

                       (i) Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

                       (ii) Certificates of such Class for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in

                 Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

                       (iii) Certificates of such Class in exchange for or in lieu of which other Certificates of like Class have been authenticated and delivered pursuant to such Trust Agreement;

         provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Class A, Class B, Class C or Class D Certificates owned by United or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (x) if United or any of its Affiliates shall own 100% of the Certificates, such Certificates shall not be so disregarded and (y) Certificates so owned by United or any of its Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not United or any of its Affiliates.

                 "Overdue Scheduled Payment" means any Scheduled Payment that is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

                 "Owned Aircraft" has the meaning assigned to such term in the preliminary statements of this Agreement.

                 "Owned Aircraft Participation Agreement" means, with respect to the Indenture pertaining to each Owned Aircraft, the "Participation Agreement" referred to therein.

                 "Owner Trustee" means, with respect to any Indenture pertaining to a Leased Aircraft, the "Owner Trustee" (as defined therein) not in its individual capacity but solely as trustee under the related owner trust agreement, together with any successor trustee appointed pursuant to such owner trust agreement.

                 "Participation Agreement" means any Owned Aircraft Participation Agreement or Leased Aircraft Participation Agreement, as applicable.

                 "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing; provided, however, that in the event of a bankruptcy proceeding involving United under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code

         (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or United does not agree to perform its obligations under the Lease related to such Equipment Note (in the case of the Leased Aircraft) or under the Indenture (in the case of the Owned Aircraft) and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

                 "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

                 "Pool Balance" means, with respect to the Certificates of a Class, as of any date, (i) the original aggregate face amount of the Certificates of such Class less (ii) the aggregate amount of all payments made in respect of the Certificates of such Class other than payments made in respect of interest or Additional Payment thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Class of Certificates as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in the related Trust or Trusts, if more than one Trust of such Class shall exist, and the distribution thereof to be made on such date.

                 "Primary Liquidity Facility" means the Class A Primary Liquidity Facility or the Class B Primary Liquidity Facility, as applicable.

                 "Primary Liquidity Provider" means the Class A Primary Liquidity Provider and/or the Class B Primary Liquidity Provider, as applicable.

                 "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                 "PTC Event of Default" means, with respect to the Trust Agreements of any Class, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless, in the case of the Class A or Class B Certificates, the Subordination Agent shall have made an Interest Drawing or a withdrawal from a Cash Collateral Account with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

                 "Purchase Agreement" means the Purchase Agreement, dated as of December 18, 1997, between the Initial Purchasers and United, relating to the purchase of the Class A Certificates by the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency that shall have been requested to rate the Class A Certificates and the Class B Certificates and that shall then be rating such Certificates. The initial Rating Agencies shall be Moody's and Standard & Poor's.

                 "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for the Class A Certificates or Class B Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of the Class A Certificates or the Class B Certificates.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 23, 1997, between the Initial Purchasers, the Trustee and United, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Regular Distribution Dates" means each March 2, June 2, September 2 and December 2, commencing on March 2, 1998; provided, however, that, if any such day shall not be a Business Day, the related distribution for each Class of Certificates shall be made on the next Business Day with additional interest accruing at the rate applicable to such Class of Certificates.

                 "Remaining Commitment Amount," with respect to any Primary Liquidity Facility, has the meaning assigned to such term in such Primary Liquidity Facility.

                 "Replacement Above-Cap Liquidity Facility" means, for any Above-Cap Liquidity Facility, an irrevocable interest rate cap agreement issued by a one or more Replacement Above-Cap Liquidity Providers for the same term as the Above-Cap Liquidity Facility being replaced, in substantially the form of the replaced Above-Cap Liquidity Facility or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class A Certificates and Class B Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Above-Cap Liquidity Provider), issued by a Replacement Above-Cap Liquidity Provider; provided that (i) upon the replacement of the Above-Cap Liquidity Facility for either the Class A Certificates or the Class B Certificates, the Above-Cap Liquidity Facility for the other Class of Certificates shall also be replaced by the same Replacement Above-Cap Liquidity Providers as provided above and (ii) the Commitment Percentage of each Replacement Above-Cap Liquidity Provider shall be the same for each Above-Cap Liquidity Facility.

                 "Replacement Above-Cap Liquidity Provider" means a Person having (i) short-term unsecured debt ratings issued by each Rating Agency that are equal to or higher than the Threshold Rating specified in clause (i) of the definition of Threshold Rating or (ii) if such Person does not have a short-term unsecured debt rating from each Rating Agency, long-term unsecured debt ratings issued by each Rating Agency that are equal to or higher than the Threshold Rating specified in clause (ii) of the definition of Threshold Rating.

                 "Replacement Liquidity Facility" means a Replacement Primary Liquidity Facility or a Replacement Above- Cap Liquidity Facility, as applicable.

                 "Replacement Liquidity Provider" means a Replacement Primary Liquidity Provider or a Replacement Above- Cap Liquidity Provider, as applicable.

                 "Replacement Primary Liquidity Facility" means, for any Primary Liquidity Facility, an irrevocable revolving credit agreement issued by a one or more Replacement Primary Liquidity Providers for the same term as the Primary Liquidity Facility being replaced in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class A Certificates and the Class B Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Primary Liquidity Provider), in a face amount equal to the Maximum Commitment Amount for such Primary Liquidity Facility and issued by a Replacement Primary Liquidity Provider; provided that (i) upon the replacement of the Primary Liquidity Facility for either the Class A Certificates or the Class B Certificates, the Primary Liquidity Facility for the other Class of Certificates shall also be replaced by the same Replacement Primary Liquidity Providers as provided above and
         (ii) the Commitment Percentage of each Replacement Primary Liquidity Provider shall be the same for each Primary Liquidity Facility.

                 "Replacement Primary Liquidity Provider" means a Person having
         (i) short-term unsecured debt ratings issued by each Rating Agency that are equal to or higher than the Threshold Rating specified in clause (i) of the definition of Threshold Rating or (ii) if such Person does not have a short-term unsecured debt rating from each Rating Agency, long-term unsecured debt ratings issued by each Rating Agency that are equal to or higher than the Threshold Rating specified in clause (ii) of the definition of Threshold Rating.

                 "Responsible Officer" means, (i) in the case of any Liquidity Provider that is a corporation, the Chairman of the Board of Directors, the President, the Treasurer, the Secretary, or any Vice President thereof, (ii) in the case of the Trustee and the Subordination Agent, any officer in the Corporate Trust Department thereof or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and (iii) in any other case, an individual generally authorized to execute and deliver contracts on behalf of such entity.

                 "Scheduled Payment" means, with respect to any Equipment Note,
         (i) any payment of principal and interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) in the case of the Class A Certificates or the Class B Certificates, any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility or withdrawn from a Cash Collateral Account, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal of, Additional Payment, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                 "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

                 "Series A Equipment Notes" means the Series A Equipment Notes issued pursuant to each Indenture by the related Owner Trustee in the case of the Leased Aircraft, or United, in the case of the Owned Aircraft, as the case may be, and authenticated by the respective Indenture Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                 "Series B Equipment Notes" means the Series B Equipment Notes issued pursuant to each Indenture by the related Owner Trustee in the case of the Leased Aircraft, or United, in the case of the Owned Aircraft, as the case may be, and authenticated by the respective Indenture Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                 "Series C Equipment Notes" means the Series C Equipment Notes issued pursuant to each Indenture by the related Owner Trustee in the case of the Leased Aircraft, or United, in the case of the Owned Aircraft, as the case may be, and authenticated by the respective Indenture Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                 "Series D Equipment Notes" means the Series D Equipment Notes issued pursuant to each Indenture by the related Owner Trustee in the case of the Leased Aircraft, or United, in the case of the Owned Aircraft, as the case may be, and authenticated by the respective Indenture Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                 "Special Distribution Date" means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to
         Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution for each Class of Certificates shall be made on the next Business Day with additional interest accruing at the rate applicable to such Class of Certificates.

                 "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, (i) any Equipment Note or the Indenture or (ii) the proceeds from a refinancing, redemption or purchase pursuant to Section 2 of the Note Purchase Agreement.

                 "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub- account to the Collection Account.

                 "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw-Hill Inc.

                 "Stated Interest Rate" means (i) with respect to the Class A Certificates, for any Interest Period, LIBOR plus 0.22% per annum and
         (ii) with respect to the Class B Certificates, for any Interest Period, LIBOR plus 0.325% per annum, and in each case, plus an additional margin equal to 0.50% per annum, from and including July 1, 1998, in the event no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 180th day after the Closing Date (provided that any such additional margin shall cease to be in effect from and including the date on which such Registration Event occurs); provided, however, that if the Shelf Registration Statement (as defined in the Registration Rights Agreement), if any, ceases to be effective at any time during the period specified by Section 3(b) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Stated Interest Rate for each Class of Certificates shall be increased by 0.50% per annum from the 61st day of the period during which such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

                 "Subordination Agent" has the meaning assigned to such term in the recital of parties to this Agreement.

                 "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges.

                 "Termination Notice" with respect to any Primary Liquidity Facility has the meaning assigned to such term in such Primary Liquidity Facility.

                 "Three-Month LIBOR" shall have the meaning set forth in the Indentures.

                 "Threshold Rating" means, with respect to any Liquidity Provider, (i) the short-term unsecured debt rating of "P-1" by Moody's and "A-1+" by Standard & Poor's and (ii) for any Person which does not have a published short-term unsecured debt rating from each Rating Agency, the long-term unsecured debt rating of "Aa3" by Moody's and "AA-" by Standard & Poor's.

                 "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                 "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes or (z) the occurrence of a United Bankruptcy Event.

                 "Trust" means any of the Class A Trust, the Class B Trust, the Class C Trust or the Class D Trust.

                 "Trust Accounts" has the meaning assigned to such term in
         Section 2.2(a).

                 "Trust Agreement" means any of the Class A Trust Agreement, the Class B Trust Agreement, the Class C Trust Agreement or the Class D Trust Agreement.

                 "Trustee" means First Security Bank, National Association, or its successor in interest, and any successor or other trustee appointed as provided in the Trust Agreements; provided, however, that if the same institution is not acting as Trustee in respect of all Classes of Certificates, the phrase "the Trustee" shall, unless the context otherwise requires, mean, as to any Class of Certificates, the institution acting as the Trustee in respect of such Class.

                 "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

                 "Trustee Representatives" has the meaning assigned to such term in Section 2.5(a).

                 "Trust Supplement" means an agreement supplemental to the Basic Pass Through Agreement pursuant to which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a class,
         (ii) the issuance of the Certificates of such class representing fractional undivided interests in such Trust is authorized and (iii) the terms of the Certificates of such class are established.

                 "U.C.C." means the Uniform Commercial Code in effect in the applicable jurisdiction.

                 "United" means United Air Lines, Inc., a Delaware corporation, and its successors and assigns.

                 "United Bankruptcy Event" means the occurrence and continuation of any of the following:

                       (i) United shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or United shall admit in writing its inability to pay it debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or United shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against United in any such case, or United shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or United shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or United's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

                       (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of United, a receiver, trustee or liquidator of United or of any substantial part of its property, or any substantial part of the property of United shall be sequestered, or granting any other relief in respect of United as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; and

                       (iii) a petition against United in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to United, any court of competent jurisdiction assumes jurisdiction, custody or control of United or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

                 "United Provisions" has the meaning assigned to such term in
         Section 9.1(a).

                 "Written Notice" means, from (i) the Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person, and (ii) the Subordination Agent, a written instrument executed by a Person designated in the Officer's Certificate of the Subordination Agent delivered on the Closing Date. An invoice delivered by a Primary Liquidity Provider pursuant to
         Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.


                                   ARTICLE II

                       TRUST ACCOUNTS; CONTROLLING PARTY

         2.1 Agreement to Terms of Subordination; Payments from Monies Received Only.

                 (a) The Trustee hereby acknowledges and agrees to the terms of subordination set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, the Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent, as nominee of the Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

                 (b) Except as otherwise expressly provided in the next sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments, payments under Section 7 of the Leased Aircraft Participation Agreements, payments under Section 5 of the Owned Aircraft Participation Agreements, payments under Section 6(j) or 9 of the Note

Purchase Agreement or payments under any Liquidity Facility, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustee and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and that none of the Trustee, the Owner Trustees, the Indenture Trustees, the Owner Participants nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustee) as expressly provided in each Trust Agreement or (in the case of the Owner Trustees and the Indenture Trustees) as expressly provided in any Operative Agreement.

         2.2 Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee, the Certificateholders and the Primary Liquidity Providers and (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee, the Certificateholders and the Primary Liquidity Providers.
The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f). Upon such establishment and maintenance under Section 3.6(f), the Cash Collateral Accounts shall, together with the Collection Account, constitute the "Trust Accounts" hereunder. Each such Trust Account shall meet the requirements of an"Eligible Deposit Account."

                 (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by United if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and
(ii) the Business Day preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4, as the case may be, next following the date of such investment; provided, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in accordance with the written instructions of the Controlling Party; and provided, further, that following the making of a Downgrade Drawing under any Primary Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the Cash Collateral Account with respect to such Primary Liquidity Facility at the direction of the Primary Liquidity Provider funding such Drawing. Unless otherwise expressly provided in this Agreement (including Section 3.6(f)), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the principal amount of such investment is to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                 (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustee, the Certificateholders and the Primary Liquidity Providers, as the case may be. The Subordination Agent shall maintain "control" of the Trust Accounts within the meaning of Section 8-106 of the U.C.C. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as FSB is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

         2.3 Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it.

                 (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

         2.4     Distributions of Special Payments.         (a)  Notice of
Special Payment. Upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to the Trustee and the Primary Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures or the Note Purchase Agreement and shall promptly send to the Trustee a Written Notice of such amount. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be a Business Day which follows the later to occur of (x) the 20th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment.

                 (b) Redemptions and Purchases of All Equipment Notes Issued Under an Indenture. So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase or refinancing (including a purchase resulting from a sale of the Equipment Notes permitted by Article IV and a purchase, redemption or refinancing permitted by Section 2(a) or 2(c) of the Note Purchase Agreement) of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

                 first, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses then in arrears plus (B) the product of
         (x) the aggregate amount of all accrued and unpaid Liquidity Expenses not in arrears to such Special Payment Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or refinanced on such Special Payment Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the Primary Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider;

                 second, such amount as shall be required to pay (A) all accrued and unpaid interest then in arrears on all Liquidity Obligations (including interest accrued on any Interest Drawing or any Applied Downgrade Drawing (as defined in any Primary Liquidity Facility)) plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Payment Date (at the rate provided in the applicable Primary Liquidity Facility) multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or refinanced on such Special Payment Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the Primary Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Primary Liquidity Provider;

                 third, such amount as shall be required (A) if any Cash Collateral Account relating to a Primary Liquidity Facility had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to the Maximum Commitment Amount applicable to the related Primary Liquidity Facility shall be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility at a time when unreimbursed LP Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero, to fund the relevant Cash Collateral Account up to the Maximum Commitment Amount applicable to such Primary Liquidity Facility shall be deposited in such Cash Collateral Account and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause third are applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility, in each case in an amount equal to the amount of any unreimbursed Interest Drawings under the Primary Liquidity Facilities shall be distributed to the Primary Liquidity Providers, pari passu on the basis of the amounts of all such deficiencies and/or unreimbursed Interest Drawings;

                 fourth, if, with respect to any particular Primary Liquidity Facility, either subclause (A) or (B) of clause third above is applicable, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Maximum Commitment Amount applicable to such Primary Liquidity Facility, pari passu on the basis of such amounts in respect of each Primary Liquidity Provider;

                 fifth, if any Class A Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class A Certificates on such Special Distribution Date shall be distributed to the Trustee;

                 sixth, if any Class B Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class B Certificates on such Special Distribution Date shall be distributed to the Trustee;

                 seventh, if any Class C Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Trustee;

                 eighth, if any Class D Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class D Certificates on such Special Distribution Date shall be distributed to the Trustee; and

                 ninth, the balance, if any, of such Special Payment shall be distributed to United.

                 (c) Other Special Payments. Any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.4(b) or (e) shall be distributed on the Special Distribution Date therefor in accordance with Article III.

                 (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4(b), (c) or (e) shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b), (c) or (e), as the case may be.

                 (e) Certain Payments. The Subordination Agent shall distribute promptly upon receipt thereof (i) any indemnity payment received by it from United in respect of any Trustee or any Primary Liquidity Provider (collectively, the "Payees") and (ii) any compensation (including any fees payable to any Primary Liquidity Provider under Section 2.03 of any Primary Liquidity Facility) received by it from United under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

         2.5 Designated Representatives. (a) With the delivery of this Agreement, the Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at the Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of the Trustee certifying as to the incumbency and specimen signatures of the officers of the Trustee and the attorney-in-fact and agents of the Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of the Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

                 (b) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP Incumbency Certificate") of any authorized signatory of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP Representatives" and, together with the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

         2.6     Controlling Party.        (a)  The Trustee and the Primary
Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Indenture Trustee thereunder shall be directed (i) in taking, or refraining from taking, any action under such Indenture or the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the direction of the Trustee), and (ii) after the occurrence and during the continuation of an Indenture Default thereunder (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the Owner Trustee or the Owner Participant thereunder, if applicable, pursuant to Section
8.03 of such Indenture), in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

                 (b) The Person who shall be the "Controlling Party" with respect to any Indenture shall be: (w) the Trustee acting on behalf of holders of Class A Certificates; (x) upon payment of Final Distributions to the holders of Class A Certificates, the Trustee acting on behalf of the holders of Class B Certificates; (y) upon payment of Final Distributions to the holders of Class A Certificates and Class B Certificates, the Trustee acting on behalf of holders of Class C Certificates; and (z) upon payment of Final Distributions to the holders of Class A Certificates, Class B Certificates and Class C Certificates, the Trustee acting on behalf of holders of Class D Certificates. For purposes of giving effect to the foregoing, the Trustee (other than as the Controlling Party) irrevocably agrees (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party.

                 The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party (including, for this purpose, a change in the Class of Certificates that the Trustee then represents as the Controlling Party). Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

                 (c) Notwithstanding the foregoing, at any time after 18 months following the earlier to occur of (i) the date on which the Remaining Commitment Amount under any Primary Liquidity Facility shall be and remain zero (for any reason other than a Downgrade Drawing), (ii) a Final Drawing shall have been made under any Primary Liquidity Facility and remains unreimbursed and (iii) the date on which all Equipment Notes shall have been Accelerated, the Primary Liquidity Providers holding more than 50% of all unreimbursed Liquidity Obligations under the Liquidity Facilities shall have the right to elect, by Written Notice to the Subordination Agent and the Trustee, that such Liquidity Providers will become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period.

                 (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) and 4.1(c).

                 (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

                                  ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                AMOUNTS RECEIVED

         3.1 Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day preceding each Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

                 (i) With respect to the Class A Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clause fifth of Section 2.4(b) or 3.2;

                 (ii) With respect to the Class B Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clause sixth of Sections 2.4(b) or 3.2;

                 (iii) With respect to the Class C Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clause seventh of Section 2.4(b) or 3.2;

                 (iv) With respect to the Class D Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clause eighth of Section 2.4(b) or 3.2;

                 (v) With respect to each Primary Liquidity Facility, the Primary Liquidity Providers thereunder shall separately set forth the amounts to be paid in accordance with clauses first, second, third and fourth of Section2.4(b) or 3.2; and

                 (vi) The Trustee shall set forth the amounts to be paid in accordance with clause ninth of Section 3.2.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment, purchase or redemption of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

                 (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

                 (i) With respect to the Class A Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clauses first (to reimburse payments made by the Class A Certificateholders pursuant to subclause (iii) of clause first of Section 3.3) and seventh of Section 3.3;

                 (ii) With respect to the Class B Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clauses first (to reimburse payments made by the Class B Certificateholders pursuant to subclause (iii) of clause first of Section 3.3) and eighth of Section 3.3;

                 (iii) With respect to the Class C Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clauses first (to reimburse payments made by the Class C Certificateholders pursuant to subclause (iii) of clause first of Section 3.3) and ninth of Section 3.3;

                 (iv) With respect to the Class D Certificates, if any are Outstanding, the Trustee shall separately set forth the amounts to be paid in accordance with clauses first (to reimburse payments made by the Class D Certificateholders pursuant to subclause (iii) of clause first of Section 3.3) and tenth of Section 3.3;

                 (v) With respect to each Primary Liquidity Facility, each Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iii) of clause first of Section 3.3 and clauses second, third, fourth and fifth of
         Section 3.3; and

                 (vi) The Trustee shall set forth the amounts to be paid in accordance with clause sixth of Section 3.3.

                 (c) At such time as the Trustee or a Primary Liquidity Provider shall have received all amounts owing to it (and, in the case of the Trustee, the Certificateholders for which it is acting) pursuant to Section 2.4, 3.2 or 3.3, as applicable, and, in the case of a Primary Liquidity Provider, its commitment under the related Primary Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

                 (d) As provided in Section 6.5, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by the Trustee or any Primary Liquidity Provider pursuant to Sections 3.1(a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

                 (e) Any Written Notice delivered by the Trustee or a Primary Liquidity Provider, as applicable, pursuant to Section 3.1(a), 3.1(b) or 3.1(c), if made prior to 10:00 A.M. (New York City time) shall be effective on the date delivered (or if delivered later shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

                 (f) If the Subordination Agent shall not receive from any Person any information set forth in Section 3.1(a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Sections 2.4(b), 3.2 or 3.3, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses first through ninth of Section 2.4(b), clauses first through tenth of
Section 3.2 and clauses first through eleventh of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

                 (g) On such dates (but not more frequently than monthly) as any Primary Liquidity Provider or the Trustee shall request, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f).

         3.2 Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Distribution Date in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a):

                 first, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Primary Liquidity Provider shall be distributed to the Primary Liquidity Providers pari passu on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider;

                 second, such amount as shall be required to pay in full the aggregate amount of interest accrued on all Liquidity Obligations payable as of such Distribution Date (at the rate provided in the applicable Primary Liquidity Facility) shall be distributed to the Primary Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Primary Liquidity Provider;

                 third, such amount as shall be required (A) if any Cash Collateral Account relating to a Primary Liquidity Facility had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to the Maximum Commitment

         Amount applicable to the related Primary Liquidity Facility shall be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility at a time when unreimbursed LP Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero, to fund the relevant Cash Collateral Account up to the Maximum Commitment Amount applicable to the such Primary Liquidity Facility shall be deposited in such Cash Collateral Account and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause third are applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility, in each case in an amount equal to the amount of all Liquidity Obligations then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause first second of this Section 3.2) shall be distributed to such Primary Liquidity Provider, pari passu on the basis of the amounts of all such unreimbursed Liquidity Obligations and/or deficiencies;

                 fourth, if, with respect to any particular Primary Liquidity Facility, either subclause (A) or (B) of clause third above is applicable, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Maximum Commitment Amount applicable to such Primary Liquidity Facility, pari passu on the basis of such amounts in respect of each Primary Liquidity Provider;

                 fifth, if any Class A Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Trustee;

                 sixth, if any Class B Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Trustee;

                 seventh, if any Class C Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Trustee;

                 eighth, if any Class D Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D Certificates on such Distribution Date shall be distributed to the Trustee;

                 ninth, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and the Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and the Trustee; and
                 tenth, the balance, if any, of any such payment remaining thereafter shall be distributed to United.

         3.3 Distribution of Amounts on Deposit Following a Triggering Event. Except as otherwise provided in Sections 3.1(f) and 3.6(b), upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account (including the Special Payments Account) shall be promptly distributed by the Subordination Agent in the following order of priority:

                 first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Indenture Estate, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) the Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to the Trustee and (iii) any Primary Liquidity Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or the Trustee in respect of amounts described in clause (i) above, shall be distributed to such Primary Liquidity Provider or to the Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

                 second, such amount remaining as shall be required to pay all accrued and unpaid Liquidity Expenses shall be distributed to each Primary Liquidity Provider pari passu on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

                 third, such amount remaining as shall be required to pay accrued and unpaid interest on the Liquidity Obligations as provided in the Primary Liquidity Facilities shall be distributed to each Primary Liquidity Provider pari passu on the basis of the amount of such accrued and unpaid interest owed to each Primary Liquidity Provider;

                 fourth, such amount as shall be required (A) if any Cash Collateral Account relating to a Primary Liquidity Facility had been previously funded as provided in Section 3.6(f) unless (i) a Performing Note Deficiency exists and a Triggering Event shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to the relevant Primary Liquidity Facility, to fund such Cash Collateral Account up to the Maximum Commitment Amount applicable to the related Primary Liquidity Facility shall be deposited in such Cash Collateral Account, (B) if any Primary Liquidity Facility shall become a Downgraded Facility at a time when unreimbursed LP Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero unless (i) a Performing Note Deficiency exists and a Triggering Event shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or
         (ii) a Final Drawing shall have occurred with respect to the relevant Primary

         Liquidity Facility, to fund the relevant Cash Collateral Account up to the Maximum Commitment Amount applicable to such Primary Liquidity Facility shall be deposited in such Cash Collateral Account and (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause fourth is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility, in each case in an amount equal to the amount of all Liquidity Obligations, whether or not then due under such Primary Liquidity Facility (other than amounts payable pursuant to clause first, second or third of this Section 3.3), shall be distributed to such Primary Liquidity Provider, pari passu on the basis of the amounts of such deficiencies and/or unreimbursed Liquidity Obligations;

                 fifth, if, with respect to any particular Primary Liquidity Facility, either subclause (A) or (B) of clause fourth above is applicable, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Primary Liquidity Facility over (y) the Maximum Commitment Amount applicable to such Primary Liquidity Facility, pari passu on the basis of such amounts in respect of each Primary Liquidity Provider;

                 sixth, such amount as shall be required to reimburse or pay
         (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) the Trustee for any Tax (other than Taxes imposed on compensation paid under any Trust Agreement), expense, fee, charge, loss or any other amount payable to the Trustee under the Trust Agreements (to the extent not previously reimbursed), shall be distributed to the Trustee and (iii) each Certificateholder for payments, if any, made by it pursuant to Section
         5.2 in respect of amounts described in clause (i) above, shall be distributed to the Trustee for the account of such Certificateholder, in each such case, pari passu on the basis of all amounts described in clauses (i) through (iii) above;

                 seventh, if any Class A Certificates are then Outstanding, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class A Certificates shall be distributed to the Trustee;

                 eighth, if any Class B Certificates are then Outstanding, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class B Certificates shall be distributed to the Trustee;

                 ninth, if any Class C Certificates are then Outstanding, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Trustee;

                 tenth, if any Class D Certificates are then Outstanding, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class D Certificates shall be distributed to the Trustee; and

                 eleventh, the balance, if any, of such funds remaining thereafter shall be distributed to United.

         3.4 Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.3 and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the following order of priority: first, in the manner provided in clause first of Section 3.3 and second, in the manner provided in clause eleventh of Section 3.3.

                 (b) On any interest payment date under each Primary Liquidity Facility which is not a Distribution Date, the Subordination Agent shall pay to the Primary Liquidity Provider under such Primary Liquidity Facility from, and to the extent of, amounts on deposit in the Collection Account, an amount equal to the amount of interest then due and payable to such Primary Liquidity Provider under such Primary Liquidity Facility.

                 (c) Except as otherwise provided in Section 3.3, if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2; provided, however, that for the purposes of this Section 3.4(c) only, each reference in clause second or ninth of Section 3.2 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause fifth, sixth, seventh or eighth of Section 3.2 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

         3.5 Payments to the Trustee and the Primary Liquidity Providers. Any amounts distributed hereunder to any Primary Liquidity Provider shall be paid to such Primary Liquidity Provider by wire transfer of funds to the address such Primary Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Primary Liquidity Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to the Trustee which shall not be the same institution as the Subordination Agent shall be paid to the Trustee by wire transfer funds at the address the Trustee shall provide to the Subordination Agent.

         3.6 Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class A Certificates or the Class B Certificates, then, prior to 12:00 noon (New

York City time) on the Business Day following such Distribution Date, the Subordination Agent shall request a drawing, in the case of the Primary Liquidity Facilities, or an interest rate cap payment, in the case of the Above-Cap Liquidity Facilities (each such drawing or payment, an "Interest Drawing"), first under the Primary Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest and (ii) the Interest Period Available Amount at such time under such Primary Liquidity Facility and, second, to the extent that the Interest Drawing under such Primary Liquidity Facility is insufficient (assuming the Advance thereunder was paid to the Subordination Agent) to pay the amount of such accrued interest (the "Deficiency Amount"), under the Above-Cap Liquidity Facility with respect to such Class of Certificates in an amount equal to such Deficiency Amount, and, upon receipt by the Subordination Agent thereof, shall pay such amounts to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

                 (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Primary Liquidity Facility and, if necessary, under the Class A Above-Cap Liquidity Facility, and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account and, if necessary, the Class A Above-Cap Account, and payable in each case to the Class A Certificateholders, shall be promptly distributed to the Trustee acting on behalf of the Class A Certificateholders and (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Primary Liquidity Facility and, if necessary, under the Class B Above-Cap Liquidity Facility, and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account and, if necessary, the Class B Above-Cap Account, and payable in each case to the Class B Certificateholders, shall be promptly distributed to the Trustee acting on behalf of the Class B Certificateholders.

                 (c) Downgrade of Primary Liquidity Providers; Downgrade Drawings. If at any time the short-term unsecured debt rating of any Primary Liquidity Provider or, if such Primary Liquidity Provider does not have a short- term unsecured debt rating, the long-term unsecured debt rating of such Primary Liquidity Provider issued by either Rating Agency is lower than the applicable Threshold Rating, such Primary Liquidity Provider shall provide notice of such downgrading in writing to United, the Subordination Agent, the Trustee for the Class A Trust and the Trustee for the Class B Trust. Within 30 days after such Primary Liquidity Provider receives notice of such downgrading (but no later than the expiration date of the Primary Liquidity Facilities (the "Downgraded Facility")), such Primary Liquidity Provider or United may arrange for one or more Replacement Liquidity Providers to issue and deliver a Replacement Primary Liquidity Facility for both the Class A Primary Liquidity Facility and the Class B Primary Liquidity Facility to the Subordination Agent. If the Primary Liquidity Facilities have not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, on such 30th day (or if such 30th day is not a Business Day, on the next succeeding Business
Day) (or, if earlier, the expiration date of the Primary Liquidity Facilities) request a drawing in accordance with and to the extent permitted by the Primary

Liquidity Facilities (such drawing, a "Downgrade Drawing") of the Remaining Commitment Amount thereunder (but not to exceed the Available Amount at such time thereunder). Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f). Any Primary Liquidity Provider may also arrange for one or more Replacement Primary Liquidity Providers to issue and deliver a Replacement Primary Liquidity Facility for both the Class A Primary Liquidity Facility and the Class B Primary Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the Primary Liquidity Providers.

                 (d) Downgrade of Above-Cap Liquidity Providers; Posting of Collateral Accounts. If at any time the short-term unsecured debt rating of any Above-Cap Liquidity Provider or, if such Above-Cap Liquidity Provider does not have a short-term unsecured debt rating, the long-term unsecured debt rating of such Above-Cap Liquidity Provider issued by either Rating Agency is lower than the applicable Threshold Rating, such Above-Cap Liquidity Provider shall provide notice of such downgrading in writing to United, the Subordination Agent, the Trustee for the Class A Trust and the Trustee for the Class B Trust. Within 30 days after the Above-Cap Liquidity Provider receives notice of such downgrading (but no later than the expiration date of the Above-Cap Liquidity Facilities), such Above-Cap Liquidity Provider or United may arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility for both the Class A Above-Cap Liquidity Facility and the Class B Above-Cap Liquidity Facility to the Subordination Agent. If the Above-Cap Liquidity Facilities have not been replaced in accordance with the terms of this paragraph, the Above-Cap Liquidity Providers shall, on such 30th day (or if such 30th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of the Above-Cap Liquidity Facilities) either (x) transfer its rights and obligations under the Above-Cap Liquidity Facilities to an Affiliate that is eligible to become a debtor under the United States Bankruptcy Code and reasonably acceptable to the Rating Agencies, which Affiliate will pay to the Subordination Agent, for the benefit of the Trustee on behalf of the holders of the Class A Certificates and the Class B Certificates, the Downgrade Collateral (as defined in the Above-Cap Liquidity Facilities) to secure the obligation of the Above-Cap Liquidity Providers to pay the Deficiency Amount, if any, upon an Interest Drawing or (y) provide to the Subordination Agent, for the benefit of the Trustee on behalf of the holders of the Class A Certificates and the Class B Certificates, such other assurances of creditworthiness as will maintain the then current ratings of the Class A Certificates and the Class B Certificates by the Rating Agencies as confirmed by a Ratings Confirmation. United may arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility for both the Class A Above-Cap Liquidity Facility and the Class B Above-Cap Liquidity Facility at any time after the posting of such Downgrade Collateral or provision of other assurances whereupon the Downgrade Collateral deposited in the Class A Above-Cap Account and the Class B Above-Cap Account shall be released to the Above-Cap Liquidity Provider.

                 (e) Issuance of Replacement Liquidity Facility. At any time, United may, at its option, arrange for Replacement Liquidity Facilities to replace the Primary Liquidity Facilities and/or the Above-Cap Liquidity Facilities for the Class A Certificates and the Class B

Certificates; provided, however, that the initial Primary Liquidity Provider shall not be replaced by United as a Primary Liquidity Provider with respect to any Class of Certificates unless (A) there shall have become due to the initial Primary Liquidity Provider, or the initial Primary Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any Primary Liquidity Facility and the replacement of the initial Primary Liquidity Provider would reduce or eliminate the obligation to pay such amounts, (B) such replacement of the initial Primary Liquidity Provider would reduce or eliminate an economic hardship to United or (C) a Downgrade Drawing shall have occurred under any Primary Liquidity Facility issued by the initial Primary Liquidity Provider. If a Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing has been made, all funds on deposit in the Class A Cash Collateral Account and the Class B Cash Collateral Account shall be returned to the Primary Liquidity Providers being replaced. No such Replacement Liquidity Facility executed in connection therewith shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements, unless and until (i) the Liquidity Providers being replaced shall have satisfied each of the conditions referred to in the immediately following paragraph and (ii) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class A Certificateholders or the Class B Certificateholders under any of the Operative Agreements, the Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility.

                 In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for the Class A Certificates or the Class B Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.6(c)),
(y) pay, in the case of the Primary Liquidity Facilities, all Liquidity Obligations then owing to the replaced Primary Liquidity Providers and, in the case of the Above-Cap Liquidity Facilities, all obligations then owing to the replaced Above-Cap Liquidity Providers under the Above-Cap Liquidity Facilities (which payment, in the case of the Primary Liquidity Facilities, may be made as provided in clause (v) of Section 3.6(f) pursuant to a drawing under the Replacement Primary Liquidity Facility, or otherwise) and (z) cause the issuer or issuers of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Providers. Upon satisfaction of the conditions set forth in this Section 3.6(e), (i) the replaced Liquidity Facilities shall terminate and (ii) such Replacement Liquidity Providers shall be deemed to be a Primary Liquidity Providers or Above-Cap Liquidity Providers, as appropriate, with the rights and obligations of such a Liquidity Provider hereunder and under the other Operative Agreements and each such Replacement Liquidity Facility shall be deemed to be a Primary Liquidity Facility or an Above-Cap Liquidity Facility, as appropriate, hereunder and under the other Operative Agreements.

                 In connection with any replacement of a Primary Liquidity Facility under Section 3.6(c) or this Section 3.6(e) with a Replacement Primary Liquidity Facility, the other Primary

Liquidity Facility will be concurrently replaced with a Replacement Primary Liquidity Facility and the Commitment Percentage of each Replacement Primary Liquidity Provider will be the same for each Replacement Primary Liquidity Facility. In connection with any replacement of an Above-Cap Liquidity Facility under Section 3.6(d) or this Section 3.6(e) with a Replacement Above-Cap Liquidity Facility, the other Above-Cap Liquidity Facility will be concurrently replaced with a Replacement Above-Cap Liquidity Facility and the Commitment Percentage of each Replacement Above-Cap Liquidity Provider will be the same for each Replacement Above-Cap Liquidity Facility.

                 (f) Cash Collateral Accounts; Withdrawals; Investments. If the Subordination Agent shall draw all available amounts under the Class A Primary Liquidity Facility or the Class B Primary Liquidity Facility pursuant to Section 3.6(c) or 3.6(i), or in the event that amounts are to be deposited in any Cash Collateral Account related to the Primary Liquidity Facilities pursuant to subclause (B) of clause third of Section 2.4(b) or 3.2 or subclause
(B) of clause fourth of Section 3.3, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class A Cash Collateral Account or the Class B Cash Collateral Account, respectively. If an Affiliate of the Above-Cap Liquidity Provider shall post Downgrade Collateral under the Class A Above-Cap Liquidity Facility or the Class B Above-Cap Liquidity Facility pursuant to Section 3.6(d), such Downgrade Collateral shall be deposited by the Subordination Agent in the Class A Above-Cap Account or the Class B Above-Cap Account to secure the obligations of the Above-Cap Liquidity Providers. Amounts so deposited in the Cash Collateral Accounts shall be invested in Eligible Investments in accordance with Section 2.2(b). Investment Earnings on amounts on deposit in the Cash Collateral Accounts with respect to any Primary Liquidity Facility shall be paid after a Downgrade Drawing by the Subordination Agent to the relevant Primary Liquidity Provider from time to time on demand of such Primary Liquidity Provider and otherwise shall be deposited in the Collection Account prior to giving effect to the distributions below on each Distribution Date commencing on the first Distribution Date after any such drawing. Investment Earnings on amounts on deposit in the Cash Collateral Accounts with respect to any Above-Cap Liquidity Facility shall be paid to the relevant Above-Cap Liquidity Provider from time to time on demand of such Above-Cap Liquidity Provider. The Subordination Agent shall deliver a written statement to United and each Liquidity Provider one day prior to each Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows:

                 (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class A Certificates from any other source,
         (A) withdraw from the Class A Cash Collateral Account, and pay to the Trustee for the benefit of the Class A Certificateholders, an amount equal to the least of (x) an amount necessary to pay accrued and unpaid interest on such Class A Certificates, (y) the Interest Period Available Amount at such time under the related Primary Liquidity Facility and (z) the amount on deposit in the Class A Cash Collateral Account and (B) if the Above- Cap Liquidity Provider is required to pay an

         Interest Drawing and fails to do so, withdraw from or foreclose upon the Class A Above-Cap Account, and pay to the Trustee for the benefit of the Class A Certificateholders, an amount equal to the lesser of
         (x) the portion of the Interest Drawing payable by the Above-Cap Liquidity Providers on such Class A Certificates and (y) the amount on deposit in the Class A Above-Cap Account;

                 (ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class B Certificates from any other source,
         (A) withdraw from the Class B Cash Collateral Account, and pay to the Trustee for the benefit of the Class B Certificateholders, an amount equal to the least of (x) an amount necessary to pay accrued and unpaid interest on such Class B Certificates, (y) the Interest Period Available Amount at such time under the related Primary Liquidity Facility and (z) the amount on deposit in the Class B Cash Collateral Account and (B) if the Above- Cap Liquidity Provider is required to pay an Interest Drawing and fails to do so, withdraw from or foreclose upon the Class B Above-Cap Account, and pay to the Trustee for the benefit of the Class B Certificateholders, an amount equal to the lesser of (x) the portion of the Interest Drawing payable by the Above-Cap Liquidity Providers on such Class B Certificates and (y) the amount on deposit in the Class B Above-Cap Account;

                 (iii) on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 2.4, 3.2 or 3.3, the Subordination Agent shall withdraw from the Class A Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Class A Cash Collateral Account (less Investment Earnings on deposit in such Cash Collateral Account) over the Maximum Commitment Amount for the related Primary Liquidity Facility and shall first, pay such amount to the Class A Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, pay any remaining amount to United;

                 (iv) on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 2.4, 3.2 or 3.3, the Subordination Agent shall withdraw from the Class B Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in the Class B Cash Collateral Account (less Investment Earnings on deposit in such Cash Collateral Account) over the Maximum Commitment Amount for the related Primary Liquidity Facility and shall first, pay such amount to the relevant Class B Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) owing to such Primary Liquidity Provider shall have been paid in full, and second, pay any remaining amount to United;

                 (v) if a Replacement Primary Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account related to the Primary Liquidity Facility for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Primary Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full pari passu on the basis of the amount of Liquidity Obligations owed to each Primary Liquidity Provider, and shall deposit any remaining amount in the Collection Account;

                 (vi) following the payment of Final Distributions with respect to the Class A Certificates or the Class B Certificates, on the date on which the Subordination Agent shall have been notified by any Primary Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Primary Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account related to the Primary Liquidity Facility in respect of such Class of Certificates and shall pay such amount to United; and

                 (vii) following the occurrence of any event that would, pursuant to the Above-Cap Liquidity Facilities, require the adjustment and release of Downgrade Collateral held in the Cash Collateral Accounts related to the Above-Cap Liquidity Facilities, the Subordination Agent shall release such Downgrade Collateral at the times and in accordance with the terms of the Above-Cap Liquidity Facilities.

                 (g) Reinstatement. With respect to any LP Interest Drawing under the Primary Liquidity Facility for any Trust, upon the reimbursement of each applicable Primary Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, (x) the Available Amount of such Primary Liquidity Facility shall be reinstated by an amount equal to the amount of such LP Interest Drawing so reimbursed to the relevant Primary Liquidity Providers and (y) the Remaining Commitment Amount shall be increased by the Interest Period Available Amount related to such LP Interest Drawing, but not in either case to exceed the Maximum Commitment Amount for such Primary Liquidity Facility; provided, however, that such Primary Liquidity Facility shall not be so reinstated in part or in full at any time if (i) a Triggering Event shall have occurred and be continuing and (ii) a Performing Note Deficiency exists. In the event that, with respect to any particular Primary Liquidity Facility, (i) funds are withdrawn from the related Cash Collateral Account pursuant to clauses (i) or (ii) of Section 3.6(f) or
(ii) such Primary Liquidity Facility shall become a Downgraded Facility at a time when unreimbursed LP Interest Drawings under such Primary Liquidity Facility have reduced the Remaining Commitment Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Triggering Event shall have occurred and be continuing with respect to such Primary Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, shall be deposited in such applicable Cash Collateral Account as provided in clause third of Section 2.4(b), clause third of Section
3.2 or clause fourth of Section 3.3, as applicable, and applied in accordance with Section 3.6(f).

                 (h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

                 (i) Final Drawing upon Termination Notice. Upon receipt from a Primary Liquidity Provider of a Termination Notice with respect to any Primary Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with and to the extent permitted by the terms of such Primary Liquidity Facility, request a drawing under such Primary Liquidity Facility of all available and undrawn amounts thereunder (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.6(f).

                 (j)   [Reserved]

                 (k) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case, in respect of interest on the Certificates of the Class A Certificates or the Class B Certificates, shall be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 3.2, 3.3 and 3.6(h).


                                   ARTICLE IV

                              EXERCISE OF REMEDIES

         4.1 Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Indenture Trustee under such Indenture in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, the ability to vote all such Equipment Notes in favor of declaring all of the unpaid principal amount of such Equipment Notes and accrued interest thereon to be due and payable under, and in accordance with, the provisions of such Indenture. Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures with respect to the Leased Aircraft to purchase the Equipment Notes and the provisions of the next paragraph, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

                 (ii) Subject to the Owner Trustees' and the Owner Participants' rights set forth in the Indentures with respect to Leased Aircraft to purchase the Equipment Notes and notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the

Equipment Notes issued pursuant to any Indenture or (y) the occurrence of a United Bankruptcy Event, without the consent of the Trustee, (A) no Aircraft subject to the Lien of such Indenture or Equipment Notes may be sold if the net proceeds from such sale would be less than the aggregate outstanding principal amount of Equipment Notes issued with respect to such Aircraft, plus accrued and unpaid interest thereon and (B) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by United under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value (using the weighted average interest rate of the Equipment Notes issued pursuant to such Indenture as the discount rate) of all such rentals would be less than 75% of the discounted present value of the rentals payable by United under such Lease before giving effect to such adjustment.

                 (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to the Aircraft subject to such Indenture.

                 (iv) After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals with respect to all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided, however, that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

                 (b) The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may instruct the Indenture Trustee under such Indenture to foreclose on the Lien on the related Aircraft.

                 (c) So long as any Liquidity Obligations remain outstanding, the powers of the Controlling Party shall be restricted as provided in this
Section 4.1(c).

                 The Controlling Party shall not agree to amend, waive or otherwise modify any provision of any Operative Agreement, direct the exercise of any remedy under any Operative Agreement or direct the taking of any other actions under any Operative Agreement, for the following purposes (without the consent of each Primary Liquidity Provider, which consent shall not be unreasonably withheld or delayed):

                 (i) to reduce in any manner the amount of any payment on the Equipment Notes or the Leases or to require that any such payment on the Equipment Notes be made other than to the Subordination Agent;

                 (ii) to delay the timing of any payment on the Equipment Notes or the Leases if such delay (taken together with all other delays of payment on the Equipment Notes or the Leases on a cumulative basis) would extend beyond the Deferral Period;

                 (iii) to impair the right to institute suit for the enforcement of any payment obligation under the Equipment Notes or the Leases, subject to deferrals permitted under clause (ii) above;

                 (iv) to enter into any lease or similar contract with respect to any Aircraft unless the lessee (or comparable party) is required to commence paying rent or comparable payments at market rates for such Aircraft no later than the end of the Deferral Period; or

                 (v) to sell or otherwise dispose of any Equipment Note, Lease or Aircraft (except as contemplated by clause (iv) above) unless the market value of such Equipment Note, Lease or Aircraft is paid on or before the end of the Deferral Period.

         4.2 Remedies Cumulative. Each and every right, power and remedy given to the Trustee, the Primary Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, the Primary Liquidity Providers, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee, the Primary Liquidity Providers, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

         4.3 Discontinuance of Proceedings. If any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

         4.4 Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Primary Liquidity Provider, respectively, to receive payments hereunder (including pursuant to Section 2.4, 3.2 or 3.3) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Primary Liquidity Provider, respectively.

         4.5 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section 4.5 do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.


                                   ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

         5.1 Notice of Indenture Default or Triggering Event. (a) If the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail to the Rating Agencies, the Liquidity Providers and the Trustee notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by the Trustee, one or more Liquidity Providers or one or more Certificateholders.

                 (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider and the Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or the Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

         5.2 Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

         5.3 No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

         5.4 Notice from the Liquidity Providers and Trustee. If any Liquidity Provider or the Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers, to the Trustee and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.


                                   ARTICLE VI

                            THE SUBORDINATION AGENT

         6.1 Acceptance of Trusts and Duties. Each of the Liquidity Providers and the Trustee hereby designates and appoints FSB as the Subordination Agent under this Agreement. FSB hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence or for its negligence in the receipt and disbursement of funds,

(b) as provided in Section 2.2 and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

         6.2 Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

         6.3 No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustee and the Liquidity Providers make no representation or warranty hereunder whatsoever.

         6.4 No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to the Trustee or any Primary Liquidity Provider as provided in Articles II and III need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

         6.5 Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust or Trusts of the same Class as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustee the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or the Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and the Trustee are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers and the Trustee with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

         6.6 Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

         6.7 Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in
Article III on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against the Trustee or any Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

         6.8 May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

         6.9 Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or territory thereof or the District of Columbia having a combined capital and surplus of at least $75,000,000 (or $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State or territory thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state, territorial or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in
Section 8.1.

         6.10 Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.


                                  ARTICLE VII

                                   [Reserved]


                                  ARTICLE VIII

                         SUCCESSOR SUBORDINATION AGENT

         8.1 Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying the Trustee and the Liquidity Providers. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

                 (1)   the Subordination Agent fails to comply with Section
         6.9;

                 (2) the Subordination Agent is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

                 (4) the Subordination Agent otherwise becomes incapable of acting.

                 If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

                 A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Primary Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers and the Trustee. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

                 If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or the Trustee may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

                 If the Subordination Agent fails to comply with Section 6.9 (to the extent applicable), the Trustee or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

                 Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.


                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

         9.1 Amendments, Waivers, etc. (a) This Agreement may not be supplemented, amended or modified without the consent of the Trustee (acting with the consent of holders of Certificates of each Class evidencing interests in the related Trust or Trusts of such Class aggregating not less than a majority in interest in such Trust or Trusts of such Class or as otherwise authorized pursuant to the relevant Trust Agreements), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of the Trustee if such supplement, modification or amendment cures an ambiguity or inconsistency or does not materially adversely affect the Trustee, the Liquidity Providers or the holders of the related Class of Certificates; provided, further, however, that if such supplement, amendment or modification would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b),
Section 3.6(f) or the second sentence of Section 10.6 (collectively, together with this proviso, the "United Provisions") or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of United with respect to its payment obligations under any Lease or Owned Aircraft Indenture, then such supplement, amendment or modification shall not be effective without the additional written consent of United. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust or Trusts of the same Class evidenced by the Certificates issued by such Trust or Trusts necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) modify Section 2.4, 3.2, 3.3 or 3.6(f) relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities. Nothing contained in this Section 9.1 shall require the consent of the Trustee with respect to a Class of Certificates at any time following the payment of Final Distributions with respect to such Class of Certificates.

                 (b) If the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or if applicable, the Lease, Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing, the Subordination Agent shall request instructions from the Trustee and the consent of each Primary Liquidity Provider (which consent shall not be unreasonably withheld or delayed) and shall vote or consent in accordance with the vote of the Trustee and the instructions of the Primary Liquidity Providers and (ii) if any Indenture Default (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the Owner Trustee or the Owner Participant thereunder, if applicable, pursuant to Section 8.03 of such Indenture) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to
Section 4.1; provided, however, that no amendment of or supplement to any Indenture, Lease, Participation Agreement or other Operative Agreement or waiver or modification of the terms of, or consent under, any thereof, shall without the consent of each Primary Liquidity Provider, have any of the effects listed in the proviso of Section 11.02(a) of any Indenture.

         9.2 Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

         9.3 Effect of Supplemental Agreements. Upon the execution of any amendment or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Article IX.

         9.4 Copy to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Primary Liquidity Providers and so long as (i) there shall then be no other amounts due to the Certificateholders, the Trustee, the Primary Liquidity Providers and the Subordination Agent hereunder or under the Trust Agreements and (ii) the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         10.2 Intercreditor Agreement for Benefit of Trustee, Liquidity Providers and Subordination Agent. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Liquidity Providers and the Subordination Agent (and United, in the case of Section 9.1) any legal or equitable right, remedy or claim under or in respect of this Agreement.

         10.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

         (i) if to the Subordination Agent, addressed to it at its office at:

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION
                 79 South Main Street
                 Salt Lake City, Utah 84111
                 Attention: Corporate Trust Department
                 Telecopy: (801) 246-5053

         (ii)    if to the Trustee, addressed to it at its office at:

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION
                 79 South Main Street
                 Salt Lake City, Utah 84111
                 Attention: Corporate Trust Department
                 Telecopy: (801) 246-5053

         (iii) if to the Primary Liquidity Provider, addressed to it at its office at:

                 KREDITANSTALT FUR WIEDERAUFBAU
                 Palmengartenstrasse 5-9
                 D-60325 Frankfurt am Main
                 Germany
                 Attention: Head of Aircraft
                            Finance Department K 111 b 1
                 Telecopy: 011-49-69-7431-2944

         (iv) if to the Above-Cap Liquidity Provider, addressed to it at its office at:

                 Credit Suisse Financial Products
                 1 Cabot Square
                 London E14 4QJ
                 England
                 Attention: Director - Legal Department
                 Telecopy: 011-44-171-516-2686

Whenever any notice in writing is required to be given by the Trustee or any Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid or by courier service or is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

         10.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.5 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

         10.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. The agreements contained in Section 9.1 shall inure to the benefit of United and its successors and assigns.

         10.7 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         10.8 Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         10.9 Subordination. (a) As between the Primary Liquidity Providers, on the one hand, and the Trustee and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of
Section 510 of the United States Bankruptcy Code, as amended from time to time.

                 (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Primary Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

                 (c) If the Trustee, any Primary Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Primary Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Primary Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

                 (d) The Trustee (on behalf of itself and the holders of Certificates), the Primary Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustee and the holders of Certificates are secured by certain assets and the Liquidity Obligations are not so secured. The Trustee expressly agrees (on behalf of itself and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

                 (e) Each of the Trustee (on behalf of itself and the holders of Certificates), the Primary Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this
Agreement:

                 (i) obtain a lien on any property to secure any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers, the Liquidity Obligations,

                 (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers, any of the Liquidity Obligations,

                 (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

                 (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

                 (v) take any other action which might discharge a subordinated party or a surety under applicable law;

         provided, however, that the taking of any such actions by any of the Trustee, the Primary Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

         10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         10.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Indemnity.

                 (a) Each of the parties hereto hereby irrevocably and unconditionally:

                       (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                       (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                       (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail, postage prepaid, to each party hereto at its address set forth in Section 10.3, or at such other address of which the other person shall have been notified pursuant thereto; and

                       (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                 (c) Each Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State thereof and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

         10.12 Obligations of CSFP. Notwithstanding any obligation set forth in this Agreement to the contrary, so long as CSFP or any successor is the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility, CSFP shall have no obligations under this Agreement. The obligations of CSFP and such successor are solely those set forth in the Above-Cap Liquidity Facility.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of Chicago, and this Agreement has become effective only upon such execution and delivery.


                                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as Trustee for each of the Trusts


                                By: /s/ C. SCOTT NIELSEN
                                   -------------------------------------------
                                   Name:  C. Scott Nielsen
                                   Title: Vice President





                                   S-1                   INTERCREDITOR AGREEMENT

                                KREDITANSTALT FUR
                                  WIEDERAUFBAU,
                                  AS PRIMARY LIQUIDITY PROVIDER


                                BY: /s/ DR. CHRISTIAN STAAB
                                   -------------------------------------------
                                   NAME:  Dr. Christian Staab
                                   TITLE: VP


                                BY: /s/ WOLFGANG BEHLER
                                   -------------------------------------------
                                   NAME:  Wolfgang Behler
                                   TITLE: Senior Project Manager





                                   S-2                   INTERCREDITOR AGREEMENT

                                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                  not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and trustee


                                By: /s/ C. SCOTT NIELSEN
                                   -------------------------------------------
                                   Name:  C. Scott Nielsen
                                   Title: Vice President





                                   S-3                   INTERCREDITOR AGREEMENT

The undersigned hereby acknowledges
the terms of this Intercreditor Agreement:

CREDIT SUISSE FINANCIAL PRODUCTS,
as Above-Cap Liquidity Provider


By: /s/ JEANETTE WHOMERSLEY
   ------------------------------------------------
   Name:  Jeanette Whomersley
   Title: Vice President


By: /s/ CHRISTOPHER G. MARTIN
   ------------------------------------------------
   Name:  Christopher G. Martin
   Title: Managing Director





                                   S-4                   INTERCREDITOR AGREEMENT

                                                         SCHEDULE 1 TO
                                                         INTERCREDITOR AGREEMENT

                                   Indentures



1.       Amended and Restated Trust Indenture and Security Agreement (1994 737
B), dated as of December 23, 1997, between State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee (the "Owner Trustee") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

2.       Amended and Restated Trust Indenture and Security Agreement (1994 737
C), dated as of December 23, 1997, between State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee (the "Owner Trustee") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

3.       Amended and Restated Trust Indenture and Security Agreement (1994 737
D), dated as of December 23, 1997, between State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee (the "Owner Trustee") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

4.       Amended and Restated Trust Indenture and Security Agreement (1994 737
E), dated as of December 23, 1997, between State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee (the "Owner Trustee") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

5. Trust Indenture and Mortgage (1997 747-1), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

6. Trust Indenture and Mortgage (1997 747-2), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

7. Trust Indenture and Mortgage (1997 A320-1), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

8. Trust Indenture and Mortgage (1997 A320-2), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

9. Trust Indenture and Mortgage (1997 A320-3), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

10. Trust Indenture and Mortgage (1997 A320-4), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

11. Trust Indenture and Mortgage (1997 777-1), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

12. Trust Indenture and Mortgage (1997 777-2), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

13. Trust Indenture and Mortgage (1997 777-3), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

14. Trust Indenture and Mortgage (1997 777-4), dated as of December 23, 1997, between United Air Lines, Inc., as Owner (the "Owner") and First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee").

                                                         SCHEDULE 2 TO
                                                         INTERCREDITOR AGREEMENT



                            Note Purchase Agreement